EXHIBIT 10.15



                             JOINT VENTURE AGREEMENT
                     JILIN LIANLI (CBR) BREWING COMPANY LTD.

JOINT  VENTURE  AGREEMENT
JILIN  LIANLI  (CBR)  BREWING  COMPANY  LTD.


CHAPTER  1  :  GENERAL
----------------------

Clause  1     Whereas  in  accordance  with the "Law of the People's Republic of
              China  for the Joint Ventures Enterprises with Chinese and Foreign
              Investments", "Company Law of the People's Republic of China" and other relevant legislations and regulations of China, Jilin
              Province  Juetai City Brewery, Jilin Province Chuang Xiang Zhi Yie
              Ltd. and March International Group Limited agreed, on the basis of equality and procuring mutual benefits, friendly co-operation and mutual development, and signed this joint venture agreement to establish a joint venture company designated as "Jilin Lianli
              (CBR)  Brewing  Company  Ltd."  in  Juetai City, Jilin Province of
              China.


CHAPTER  2  :  INTERPRETATION
-----------------------------

Clause  2     In  this  Agreement,  unless  the  context otherwise requires, the following  terms  and  words  have  the interpretations as follow:

               1. "Agreement" means this Joint Venture Agreement and all its appendices.

               2. "Joint Venture Company" means Jilin Lianli (CBR) Brewing Company Ltd.

               3. "Party A" means Jilin Province Juetai Brewery. "Party B" means March International Group Limited. "Party C" means Jilin Province Chuang Xiang Zhi Yie Ltd.

               4.   "China"  means  the  People's  Republic  of  China  ("PRC").

               5. "PRC Laws" means all the central, provincial and local laws, legislations, regulations, rules, procedures, and judicial interpretation documents (including transient and provisional), but excludes all the internal documents which are not disclosed to foreign investors.

               6. "Board of Directors" means the Board of Directors of the Joint Venture Company.

               7. "Directors" means the members in the Board of Directors as appointed by the Joint Venture Parties in accordance with this Agreement.


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               8.   "Articles  of Association" means the articles of association of the Joint Venture Company prepared in accordance with the terms and conditions specified in this Agreement, which is signed by all the Joint Venture Parties, and is approved by the relevant governmental authorities.

               9. "Third Party" means any legal person or legal entity in China other than the Joint Venture Parties.

               10. "Joint Venture Law" means Law of the People's Republic of China for the Joint Ventures Enterprises with Chinese and Foreign Investments, and other legislations and regulations applicable to the Sino-foreign joint venture enterprises.

               11. "Company Law" means Company Law of the People's Republic of China.

               12. "Joint Venture Period" means the period commencing from the date of issuance of business license of the Joint Venture Company and terminating on the date as specified in this Agreement and Articles of Association in compliance with the PRC laws.

               13. "Yuan" means the unit of currency denominated in this Agreement. Unless otherwise indicated, the currency means the Renminbi ("RMB").

               14. "Foreign Currency" or "Foreign Exchange" means the legal currency, as stipulated by the laws of that foreign country, which can be freely exchanged and transacted outside the vicinity of China.

Clause  3     The attached appendices are an integral and non-segregated part of this Agreement, and possess the same legal efficacy with this Agreement.

              Appendix  I:    List  of  assets  and liabilities transferred from
                              Party A to the Joint Venture Company, and such list should be signed by all the three Joint
                              Venture  Parties.

              Appendix  II:   Land use right certificate, red-lined diagram, and
                              the  property  deeds.

              Appendix  III:  The  certificates  issued  by  the  relevant governmental authorities certifying the property ownership documents contained in Appendix I and Appendix II.

              Appendix  IV:   The trademarks registration certificates of Party
                              B,  and  the  relevant  identification  documents.

              Appendix  V:    The  documents  in  relation  to  the packing line
                              transferred  from  Party  B  to  the Joint Venture
                              Company.


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              Appendix  VI:   List  of  assets  transferred  from Party C to the
                              Joint Venture Company, and such list should be signed by all the three Joint Venture Parties.


CHAPTER  3  :  PARTIES  TO  THE  JOINT  VENTURE
-----------------------------------------------

Clause  4     The  parties  of  this  Agreement  are  :
              Party  A  :
              Name                  :Jilin  Province  Juetai  Brewery
              Legal  Address        :Juetai  City,  Jilin  Province,  China
              Legal Representative  :Mr.  Sun  Chang  Yuan

              Party  B  :
              Name                  :March  International  Group  Limited
              Legal  Address        :23rd Floor, Hang Seng Causeway Bay Building, 28
                                     Yee  Wo  Street,  Causeway  Bay,  Hong  Kong
              Legal Representative  :Mr.  Chen  Zi  Shou

              Party  C  :
              Name                  :Jilin  Province  Chuang  Xiang  Zhi  Yie  Ltd.
              Legal  Address        :No. 50 Tong Zhi Street, Chang Chun City, Jilin
                                     Province,  China
              Legal Representative  :Mr.  Li  Wei

Clause  5     In  accordance with Chapter 25 of this Agreement, all Parties have the rights and responsibilities to inform the other Parties in any change of the legal address or the legal representative.


CHAPTER  4:    ESTABLISHMENT  OF  THE  JOINT  VENTURE  COMPANY
--------------------------------------------------------------

Clause  6     All  Parties  have  agreed to establish a Joint Venture Company in
              China in accordance with the Joint Venture Law, Company Law and other PRC Laws. The Joint Venture Company will be established as an independent legal person under the laws of the PRC and will subject to the jurisdiction and protection of the laws of China, as well as the associated rights and benefits thereto.

Clause  7     Name  of  the  Joint  Venture  Company  :
              Jilin  Lianli  (CBR)  Brewing  Company  Ltd.

              Legal  address  of  the  Joint  Venture  Company  :
              Juetai  City,  Jilin  Province,  China

Clause  8     All  activities of the Joint Venture Company shall comply with the legislations, regulations, orders and relevant rules prevailing in the PRC.


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Clause  9     The  Joint  Venture  Company  shall  be  a  company  with  limited liability. Parties to the Joint Venture Company shall assume liability up to the limit of their respective capital contributions. All Parties shall share the profit and loss and undertake the risk according to the ratio of their capital contribution towards the registered capital. The Joint Venture Company shall use all its assets to undertake all the liabilities of the Joint Venture Company.

Clause  10    Unless  with  written consent and agreement, all the liabilities, responsibilities, and debts created in any forms, in any reasons, and in any circumstances by individual Joint Venture Party shall be borne and undertaken by such Party.


CHAPTER  5:    OBJECTIVES,  SCALE  AND  SCOPE  OF  BUSINESS
-----------------------------------------------------------

Clause  11    The  objectives of the Joint Venture Parties in forming the joint venture  business  are  :

              Basing on the wishes to strengthen economic cooperation and technology exchange, by adopting advanced but practical technique and scientific management method, by expanding the synergy of joint venture advantage, to improve quality of the products, to establish the production facilities up to 30,000 metric tons annual capacity, in order to actively explore the domestic and international market, to continuously expand the scale of operation, so as to increase the production capacity to 200,000 metric tons in five years, and to procure satisfactory economic benefits for all Parties.

Clause  12    The  scope  of  business  of  the  Joint  Venture  Company  is  :

              The production, sale, research and development and other technology consultation activities in relation to beer, beverage and other auxiliary products.


CHAPTER  6:    TOTAL  INVESTMENT,  INVESTMENT  RATIO  AND  REGISTERED  CAPITAL
------------------------------------------------------------------------------

Clause  13    The  total  investment  of  the  Joint  Venture  Company  is  RMB
              25,000,000. Party A shall contribute RMB 10,000,000, which amounts to 40% of the total registered capital of the Joint Venture
              Company. Party B shall contribute RMB 12,750,000, which amounts to 51% of the total registered capital of the Joint Venture Company.
              Party C shall contribute RMB 2,250,000, which amounts to 9% of the total registered capital of the Joint Venture Company.

Clause  14    The  registered  capital  of  the  Joint  Venture  Company is RMB
              25,000,000.

Clause  15    Party  A  shall  contribute  its existing net assets to the Joint
              Venture  Company  as  its  capital  contribution.

Clause  16    Party  A hereby guarantees that, in pursuant to Clause 15 of this
              Agreement, all the assets injected by Party A which represents its capital contribution to the Joint Venture Company are legally owned by Party A itself, and all these assets do not bear or attach with any guarantees, charges or collateral of debts. In case of any Party subsequently claims against the right or ownership on those assets injected by Party A to the Joint Venture
              Company, all such responsibilities shall be borne by Party A. The values of the relevant assets will be deducted from the total capital contribution by Party A. Party A shall then deduce other means to pay up its capital contribution to the Joint Venture
              Company.

Clause  17    Party  B  shall  use  its  US  "CBR"  brandname  (Chinese  name :
              "Lianli"), one set of bottle packing line for beer with the annual capacity of not less than 30,000 metric tons, and the relevant brewing technology, craftsmanship, formula, and yeast as its capital contribution to the Joint Venture Company. The value of the aforesaid assets is valued at RMB 12,750,000.

Clause  18    Party  C shall inject the assets and the  distribution networks of its Shengyang sales office, Cheungchun sales office, Jilin sales office and Haribun sales office into the Joint Venture Company.
              The  value  of  the  aforesaid  assets is valued at RMB 2,250,000.

Clause  19    Other  capital  required by the Joint Venture  Company besides the registered capital shall be resolved by the Joint Venture Company through loan financing.

Clause  20    The  assets  injected  by  all the Joint Venture Parties shall be completed within 90 days after the effective date of this Agreement.

Clause  21    The  registered  capital  of  the Joint  Venture Company cannot be reduced  at  any  time  during  the  Joint  Venture  Period.

Clause  22    All Parties cannot withdraw their contributed capitals at any time during the Joint Venture Period.

Clause  23    If  the  registered capital is increased  during the Joint Venture
              Period, it shall be approved and adopted by the Board of Directors and all relevant registration procedures shall be completed.


CHAPTER  7:   TRANSFERENCE  OF  EQUITY AND  ASSETS OF THE JOINT VENTURE COMPANY,
--------------------------------------------------------------------------------
              CHARGES,  GUARANTEES,  LENDING AND BORROWING FROM OUTSIDE PARTIES,
              ------------------------------------------------------------------
              INVESTMENTS  AND LOANS
              ----------------------

Clause 24     After the establishment of the Joint Venture Company, if any Party intents to transfer her portion of capital contributions or equity, notwithstanding partially or entirely, such Party shall report in written form to the Board of Directors as well as communicate to the other Parties. Under the same conditions, the other Parties have the preemptive right in acquiring such share or equity interest. Unless all the Parties to the Joint Venture
              Company forfeit the rights of acquisitions, the solicitor can transfer her equity interest to other third parties.

              After the counter-parties received the written notice, they must reply to the soliciting party within 30 days explicitly stating that whether they will acquire the equity interest. If no reply was received within 30 days, it is assumed that the counter-parties will not acquire the relevant equity interest.

              All the activities in connection with the transference of equity and assets of the Joint Venture Company, executing charges against the assets of the Joint Venture Company, making guarantees in the name of the Joint Venture Company, lending and borrowing from outside parties, making investments and obtaining loans, shall be agreed and approved by the Board of Directors. If the representatives from any Parties executing the aforesaid activities without the authorization from the Board of Directors, the ultimate liability and responsibility shall be borne by that Party.


CHAPTER  8:   RESPONSIBILITIES  OF  THE  PARTIES  TO  THE  JOINT  VENTURE
--------------------------------------------------------------------------

Clause  25    All  Joint  Venture  Parties  shall  accomplish  their respective responsibilities  as  follows:

              Responsibilities  of  Party  A:

              1. To be responsible for obtaining approvals, permits, business registrations, business licenses for establishing and operating the Joint Venture Company from relevant governmental authorities in China. The related expenses will be paid by the Joint Venture Company.

              2. To be responsible for negotiating with the relevant governmental authorities in order to enable the Joint Venture Company obtaining all the privileges as granted by laws.

              Responsibilities  of  Party  B:

              1. To assist the Joint Venture Company in the import of raw materials, equipment, office utilities, transportation facilities and communication devices.

              2. To assist the Joint Venture Company in promoting sale and building up sale network of its products overseas.

              3. To assist the Joint Venture Company in recruiting managerial, operational, technical and other functional personnel from overseas.

              4. To assist the Joint Venture Company in dealing with financing activities oversea for future development.

              5. To be responsible for other matters entrusted by the Joint Venture Company.

              Responsibilities  of  Party  C:

              To assist the Joint Venture Company in relation to all the marketing and distribution affairs, and to assist both Parties A and B to fulfill their responsibilities.


CHAPTER  9:    SALE  AND  DISTRIBUTION  OF  PRODUCTS
----------------------------------------------------

Clause 26     The products produced by the Joint Venture Company are mainly sold in the China market, and progressively develop and sell to the oversea market.

Clause  27    The  trademark  used  by  the Joint Venture Company is mainly the
              "Lianli CBR" brandname. Basing on the prevailing market conditions, the Joint Venture Company can also use other trademarks under sublicensing arrangements.

Clause  28    The  Joint Venture Company can explore other international famous brandnames and trademarks, and employ sophisticated technologies in order to enhance its competitive position and profitability.


CHAPTER  10:  BOARD  OF  DIRECTORS
----------------------------------

Clause  29    The date of registration of the Joint Venture Company is the same as  the  date  of  the  setting  up  of  the  Board  of Directors.

Clause  30    The Board of Directors is composed of five directors.  Two of them are  appointed by Party A and three of them are appointed by Party
              B. The chairman of the Board is appointed by Party B, and the vice-chairman is appointed by Party A. The tenure of office of the directors, chairman and vice-chairman is four years. The period of the tenure of office can be extended by the appointing Party. Any vacancy in the Board of Directors will be filled and appointed by the designated Party. Both Parties have the right to appoint and change their respective directors. A written notice for any appointments or changes in directors shall be delivered 14 days in advance to the Board of Directors.

Clause  31    The  chairman who is unable to attend a meeting has to appoint an alternative or substitute director in writing to hold the meeting.
              In case of not having a written letter of entrustment, it is assumed that the vice-chairman will be entrusted to hold the meeting. The resolutions passed by the Board of Directors meeting which fall within the agendas previously circulated will become effective after signed by the chairman.

Clause  32    The  chairman  has  to  send agendas to all the directors 15 days before the meeting in order to inform them about the topics concerned and also the date and place where the meeting will be held.

Clause  33    The  quorum  of  a  meeting  of  the  Board of  Directors shall be two-thirds of the number of directors. If there are less than two-thirds of the number of directors attend the meeting after half an hour of the meeting commenced at the predetermined place, then the chairman shall issue another notice to all directors in order to inform them that the meeting will be held again after 5 days. During the second call of a meeting, if there are still less than two-thirds of the number of directors attend the meeting, then the meeting can commence with more than one-half of the number of directors attend.

Clause  34    A  director  who  is unable  to attend a meeting has to appoint an alternative or substitute director in writing. A substitute can represent one or more than one directors to attend the meeting.
              However, a director who is unable to attend a meeting and does not appoint any person to represent him will be regarded as giving up the vote.

Clause  35    The  Board  of  Directors  is  the  highest authority of the Joint
              Venture Company. The following decisions shall be passed with the unanimous agreement of all directors on the Board :

              1. Amendment of the articles of association of the Joint Venture Company.

              2.    Termination  and  dissolution  of the Joint Venture Company.

              3. Increase in, or transfer of, the registered capital or equity of the Joint Venture Company.

              4. Acquisition of subsidiary or amalgamation with other economic organizations by the Joint Venture Company.

               The following decisions shall be passed with the agreement of more than one-half of the number of votes by the directors on the Board :

               1. The appointments of general manager, deputy general manager, financial controller and other key positions.

               2. The approvals of the financial budget, financial statements and distribution of profit.

               3. The approvals of important policies and system procedures of the Joint Venture Company.

               4. All other affairs that need to be decided by the Board of Directors, except for item 1 of this Clause.

Clause 36     The chairman is stipulated by laws to be the representative of the
              Joint Venture Company. If the chairman cannot fulfill his duties due to acceptable reasons, he can temporarily entrust the vice-chairman or other directors to represent him.

Clause  37    The  Board  of  Directors shall hold meeting at least once a year.
              The Board of Directors meeting shall be called by the chairman, and the place of meeting in principle shall be the registered address of the Joint Venture Company. When it is proposed by more than one-third of the number of directors on the Board, the chairman can call for a temporary meeting of the Board of Directors. Minutes of the Board of Directors meetings shall be prepared and kept safely.


CHAPTER  11:    MANAGEMENT
--------------------------

Clause  38    The  Joint  Venture Company  has to establish a management team to handle the daily affairs of the Joint Venture Company. The management association consists of a general manager who is appointed by the Board of Directors; two deputy general managers who are nominated by the general manager and appointed by the Board of Directors; and one financial controller who is appointed by the Board of Directors. The tenure of the offices of general manager, deputy general managers and financial controller is four years, and can be re-elected.

Clause 39     The duty of the general manager is to execute the decisions of the
              Board of Directors, and to lead the daily management activities of the Joint Venture Company. The duty of the deputy general managers is to assist the general manager. The duty of the financial controller is to organize and monitor the financial operations of the Joint Venture Company. The general manager and financial controller are directly accountable to the Board of Directors. The management association can employ several department managers, who are responsible for the operations of their respective functional departments, and accomplish the assignments from general manager and deputy general managers. The department managers are accountable to the general manager and deputy general managers.

Clause  40    If  the  general  manager,  deputy general  managers and financial controller have abused their positions for personal interest, corruption, or committed severe mistakes due to negligent, they will be laid off by the consent of the Board of Directors. The general manager can terminate the employment of other department managers with the approval of the Board of Directors. The Board of Directors can also dismiss any department manager as necessary.


CHAPTER  12  :  PURCHASE  OF  REQUIRED  MATERIALS  AND  EQUIPMENT
-----------------------------------------------------------------

Clause  41    All  the  raw  materials,  equipment, fuels and  energy, auxiliary components, transportation facilities and office utilities needed by the Joint Venture Company have to be preferentially procured in China under the same conditions offered by different suppliers.

Clause  42    If  the  Joint  Venture  Company  desires  to  purchase  equipment oversea, the Board of Directors shall discuss and agree on the models, prices, terms and specifications of such equipment.


CHAPTER  13:    FOREIGN  EXCHANGE  CONTROL
------------------------------------------

Clause  43    The  Joint  Venture Company has  to open bank accounts for RMB and foreign currencies with Bank of China or any other banks which have been approved by the State Exchange Administration Bureau to transact foreign currencies. The Board of Directors of the Joint
              Venture Company has to decide on the cheques issuing system. If necessary, the Joint Venture Company can also open a foreign exchange account overseas after obtaining approval from the Board of Directors and permission from the State Exchange Administration
              Bureau.

Clause  44    All the foreign exchange received by the Joint Venture Company has to be deposited in the foreign exchange account and those payments in foreign exchange shall also be paid from this account.

Clause  45    The  foreign exchange has to  be used by the Joint Venture Company in according with the following sequences or as decided by the Board of Directors:

               1. Payments for the compensation of the employment of foreign employees.

               2. Principle and interest of foreign currency loan and any other related debts that must also be paid by foreign exchange.

               3. Payments for the materials, facilities, spare parts and services that are needed by the Joint Venture Company and are required to be settled by foreign exchange.

               4. Payments for some administrative expenses that are related to business of the Joint Venture Company and are required to be settled with foreign currencies.

               5. To pay for the dividends distributable to Party B according to her investment ratio.

Clause  46     The  profit  appropriations by the Joint Venture Company shall be decided by the Board of Directors, and distribute to all Parties in accordance with their respective capital contribution ratios.
               Profits distributable to Party B shall have priority in utilizing the foreign exchange for payments. If the foreign exchange is insufficient, the remaining portion can be paid by RMB. The Joint
               Venture Company shall assist Party B to convert and remit the dividends denominated in RMB to foreign currency through the exchange SWAP centers or banks.

CHAPTER  14:    LABOR  ADMINISTRATION
-------------------------------------

Clause  47    The  recruitment,  hiring,  dismissal,  wages,  labor   insurance,
              employees welfare, bonuses and punishments of employees of the Joint Venture Company shall be implemented in accordance with the Company Law, Sino-foreign Joint Venture Enterprises Employment Law of China, Employment Law and other employment regulations prevailing in Jilin Province. The employment policy of the Joint
              Venture Company shall be determined and enacted by the Board of Directors. The Joint Venture Company will conclude the employment contracts with individual employees and should file the contracts with the local labor department. The employees currently hired by Party A will be preferentially employed by the Joint Venture
              Company under the same terms and conditions. Employee not recruited by the Joint Venture Company will be handled by the local government and Party A, the Joint Venture Company will not assume any responsibilities thereon.

Clause  48    Any  labor  disputes  occur  with the Joint Venture Company  shall firstly settle through bilateral negotiations. If the problems remain to be unresolved after negotiation, either party can seek arbitration from local or provincial labor department. If any party is not satisfied with the arbitration results, legal proceedings can be instituted through local court.

Clause  49    The  salaries,  social  welfare,  benefits  and   travelling
              reimbursement standards of the senior managerial personnel recommended by all the Joint Venture Parties shall be discussed and ratified by the Board of Directors.


CHAPTER  15:    TAXATION,  FINANCIAL  AND  AUDITS
-------------------------------------------------

Clause  50    The  Joint  Venture  Company  must  pay  those   taxes  which  are
              applicable to its businesses in accordance with the relevant laws of the PRC. The Joint Venture Company can benefit from the preferential tax treatments and concessions applicable to all the Sino-foreign joint venture enterprises. In accordance with the requirements of the relevant laws in the PRC, the Joint Venture
              Company shall prepare and submit its financial statements and tax information to the relevant government departments, local financial administration bureau and local tax bureau.

Clause  51    All  the  staff and workers of the Joint Venture Company  must pay personal  income  taxes in accordance with the Personal Income Tax
              Laws  of  the  PRC.

Clause  52    In  accordance  with  the  Joint  Venture  Law, the  Joint Venture
              Company shall appropriate reserve fund, staff welfare and bonus fund, and enterprise development fund. With reference to the operating results of the Joint Venture Company, the Board of Directors will decide the proportions of these funds to be appropriated in each year.

Clause  53     The  financial  year  of the Joint Venture Company is same as the calendar year which is commencing on 1st January and ending on 31st December. All the vouchers, supporting records, accounting ledgers and financial statements shall be documented in Chinese.
               The Joint Venture Company shall also prepare another set of financial statements which comply with the International
               Accounting Standards in English. The first financial year of the Joint Venture Company begins from the date of business license to 31st December of the same year. The last financial year of the Joint Venture Company will be from 1st January to the last day of business.

Clause  54     The  financial  statements  of the Joint Venture Company shall be prepared in accordance with both PRC Accounting Standards and International Accounting Standards.

Clause  55     At  the  end of each fiscal year, the Joint Venture Company shall employ China Certified Public Accountants to audit the accounts and financial statements, and the auditors' report shall be submitted to the Board of Directors within three months after the year end date.

               Any Parties have the right to appoint independent auditors in China or overseas to audit the financial statements of the Joint Venture Company. The Joint Venture Company shall assist the audit in a cooperative manner and submit all the necessary information, and shall pay for the audit fees accordingly.


CHAPTER  16:    PROFIT  APPROPRIATIONS
--------------------------------------

Clause  56    After  paying all  the profit taxes, the Joint Venture Company can distribute  its  profit  according  to  the  following  sequence :

               1. Covering all the losses of assets and properties arising from confiscation. Settling all the tax detention monies and penalties.

               2.   Offsetting  any  losses  incurred  in  prior  years.

               3.   Appropriation  of  statutory  reserve  fund.

               4.   Appropriation  of  staff  welfare  and  bonus  fund.

               5.   Appropriation  of  enterprise  development  fund.

               6. Distribution to the Parties to the Joint Venture Company in accordance with their respective capital contribution ratios.


CHAPTER  17  :  JOINT  VENTURE  PERIOD,  TERMINATION  AND  DISSOLUTION
----------------------------------------------------------------------

Clause  57     The  duration  of  the  Joint  Venture  Company  is  30  years.

               The date of establishment of the Joint Venture Company is the same as the date of issuance of the business license.

               The Joint Venture Period can be extended if the Board of Directors has unanimously consented and filed application to the relevant governmental authorities at least six months before the expiry date.

Clause  58     The  Joint  Venture Company will be dissolved under the following circumstances  :

               1.   The  Joint  Venture  Period  expired.

               2. The business of the Joint Venture Company cannot continue due to substantial loss.

               3. The business cannot be operated due to one of the Parties cannot fulfill the responsibilities as specified in this Agreement and the Articles of Association.

               4. The business of the Joint Venture Company cannot be operated due to serious natural disasters, wars and other force majeure.

               5. In accordance with relevant laws and relevant clauses specified in this Agreement, one of the Parties has already acquired all the equity owned by another Parties.

               6. If any policies, rules or regulations formulated by any local government department have caused serious unfavorable effects to the Joint Venture Company or either Parties, and all Parties are unable to complete the required changes and adjustments in accordance with the original terms and conditions of the Agreement.

               7. During the Joint Venture Period, if any Party to the Joint Venture Company has been discovered in having the following behaviors, other Parties can obtain written approvals from relevant governmental authorities to terminate this Agreement.

                    (a) If any Party violates the regulations of this Agreement to transfer her investment in the Joint Venture Company, either partially or entirely.

                    (b) In case of any Party involves in legal dispute with third party, and the dispute is having severe effects on the business operations of the Joint Venture Company, the Joint Venture Company or other Parties can request in writing to terminate this Agreement if the dispute remains to be unresolved for more than six months.

                    (c) In case of any Party seriously violates this Agreement, the Joint Venture Company or other Parties can request in writing for remedies. If the Party who has breached this Agreement fails to correct the situation or provide compensations to the suffering Parties, this Agreement can be terminated after three months of the written request.

              Under the above circumstances, except for items 1 and 7, the application for dissolution shall be initiated and approved by the Board of Directors, and filed to the relevant governmental authorities.

Clause  59    If  the  Joint  Venture Company is dissolved due  to those reasons specified  in Clause 58 above, all the assets of the Joint Venture
              Company shall be estimated and valued according to guidelines set up by the liquidation committee which is established according to relevant rules and laws. During the assets counting and valuation, the liquidation committee shall try his best to obtain the highest price of the asset. If necessary, the liquidation committee shall put the asset, either wholly or partly, for auction sale in China.
              Any Party to the Joint Venture Company, either individually or associated with other third party, can make a bid offer in the auction sale. The proceeds from liquidation of assets will be used to pay off the liabilities of the Joint Venture Company, including liquidation expense, employees salaries, labor insurance, tax liability, bank loans, debentures and other corporate debts. The residual amount will be repaid to all Parties in accordance with their respective capital contribution ratios.


CHAPTER  18:    INSURANCE
-------------------------

Clause  60    The  Joint  Venture  Company  can  purchase  different  kinds   of
              insurance  cover  from local and overseas insurance companies. The
              Board of Directors shall discuss and determine the types of insurance to be obtained, sum insured and the period covered by such insurance policies.


CHAPTER  19  :  AMENDMENT,  RECTIFICATION  AND  TERMINATION  OF  THE  AGREEMENT
-------------------------------------------------------------------------------

Clause  61    In  respect  of  any  amendments  to  this  Agreement  or   its
              supplementary agreements, all Party A, Party B and Party C shall sign on the written agreement. All the amendments will be validated only with the approvals from relevant governmental authorities.

              If the terms of this Agreement cannot be carried out due to force majeure or if the business of the Joint Venture Company cannot be continued due to occurrence of substantial loss, the Board of Directors can unanimously resolve to cease the operations of the Joint Venture Company and terminate this Agreement. Such termination shall obtain approvals from relevant governmental authorities.

Clause  62    If any  Party violates the regulations specified in this Agreement or the Articles of Association, or any Party does not fulfill the responsibilities as stipulated in this Agreement or the Articles of Association of the Joint Venture Company, and consequentially caused the Joint Venture Company unable to attain its business objective, such Party is regarded as breaching of the Agreement.
              Besides seeking for remedies and compensations, the other Parties can obtain approvals from the relevant governmental authorities to terminate this Agreement. If all the Joint Venture Parties ultimately consent to continue the business, the Party who has breached the Agreement shall provide remedies and compensations to other Parties for their economic losses.


CHAPTER  20:    RESPONSIBILITIES  OF  VIOLATION  OF  AGREEMENT
--------------------------------------------------------------

Clause 63     All the three Joint Venture Parties must contribute their portions of capital in accordance with the time schedules as specified in this Agreement. Any Party who fails to contribute her portion of capital will constitute a breach of this Agreement.

              If any Party violates the Agreement and consequentially causes this Agreement cannot be executed, that Party needs to compensate for the loss of the other Parties. If all Parties violate the Agreement, each Party has the responsibility to bear the loss caused from the violation.


CHAPTER  21  :  FORCE  MAJEURE
------------------------------

Clause 64     When one Party to the Joint Venture Company encounters earthquake, typhoon, flooding, war, embargo, diplomatic cessation, chaos, nationalization, or other unpredictable and unavoidable events, and consequentially cause the Party unable to execute and accomplish, that Party must inform the other Parties immediately through telex. Within 15 days, such Party must also furnish the evidence and information about the details of the force majeure to other Parties, together with the reasons for unable to entirely or partially fulfill or accomplish the Agreement or request for the extension of period to fulfill the obligation under this Agreement. All Parties will then discuss and negotiate the magnitude of such unpreventable events, and determine whether the Agreement shall be invalidated in part or as a whole, or to agree an extension of this Agreement. All Parties and the Joint Venture
              Company cannot claim for compensations for any losses caused by force majeure.


CHAPTER  22:    APPLICABLE  LEGISLATION
---------------------------------------

Clause 65     The conclusion, efficacy, interpretation, execution and resolution for  dispute  of  this  Agreement  is  governed  by  the PRC laws.

Clause 66     During  the  Joint  Venture  Period, when  the prevailing laws and regulations at the place where any of the Parties resides have been amended or new laws and regulations have been enacted, and such alteration will cause a substantial adverse effect on the economic benefit of any Parties, all Parties shall immediate discuss and negotiate with each other in order to decide on any necessary adjustment or amendment so as to minimize any potential loss.

Clause  67    In  accordance  with  Rule  40 of the PRC foreign-related economic contract laws, if the existing laws and regulations in China have been modified or new laws and regulations have been enacted, and such alteration will cause a substantial or adverse effect, either directly or indirectly, to the economic benefit of the Parties or any one party, the Agreement should continue to be effectively implemented under the original terms and laws, as far as it is allowed by laws and not hurting any Parties' interest. If the laws do not permit, all Parties must discuss together in order to minimize the potential loss to the affected Parties through amendments on the existing Agreement and Articles of Association.


CHAPTER  23:    THE  RESOLUTION  OF  DISPUTES
---------------------------------------------

Clause  68    When  there  is  a  dispute  arising  from  the execution  of this
              Agreement or related to this Agreement, all Parties should communicate with other Parties to clarify and resolve the dispute in a friendly manner. If all Parties fail to reach a resolution, the dispute can be forwarded to the Beijing office of the China
              International Economic & Trade Arbitration Committee and be arbitrated in accordance with the committee's rules and regulations. The judgements obtained from that arbitration committee will be final and have restrictions to all Parties.

Clause  69    During  the arbitration  process, except for those parts involving in the dispute, the rest of this Agreement is still valid and executable.


CHAPTER  24:    LANGUAGE
------------------------

Clause  70    This  Agreement is written in Chinese with twelve original copies.
              Each Party shall keep two copies. Other copies will be filed with relevant governmental authorities.

Clause  71    This  Agreement  and  its  supplement  must  be  approved  by  the
              International Trade & Economic Department of the PRC or any organization designed by that department, and will be effective upon the date of approval.

Clause  72    When  all Parties use telex or fax to circulate notices, and  when the contents of such notices involve the rights and responsibilities of all Parties, these notices shall also be served in written by mail. The correspondence addresses of all Parties as specified in this Agreement are also the mailing addresses of these Parties. The correspondence addresses or legal addresses of all Parties, or notices of changes in correspondence addresses or legal addresses of all Parties will be regarded as their mailing addresses.

Clause  73    When  any clauses contained in this Agreement are judged  by court or other arbitration institutes to be illegal, other clauses contained in this Agreement are still considered to be lawful. All
              Parties and the Joint Venture Company must continue to execute other clauses in this Agreement.

Clause  74    This  Agreement  was  signed  by the representatives from Party A,
              Party  B  and  Party C on 18th October, 1999 in Juetai City, Jilin
              Province,  China.




Party  A        :     Jilin  Province  Juetai  Brewery

Representative  :     Mr.  Sun  Chang  Yuan  /s/



Party  B        :     March  International  Group  Limited.

Representative  :     Mr.  Li  Zhao  /s/



Party  C        :     Jilin  Province  Chuang  Xiang  Zhi  Yie  Ltd.

Representative  :     Mr.  Li  Wei  /s/